UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2016

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800 Bethesda, MD 20814
(Address of principal executive offices)

(204) 497-9024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, the Company previously entered into a registered direct offering (the “Offering”) with certain institutional investors, which closed on March 3, 2016, and included Series A Common Stock Purchase Warrants (“the Series A Warrants”) exercisable for five years for 2,205,882 shares at $2.25 per share, Series B Common Stock Purchase Warrants (the “Series B Warrants”), as an overallotment option and initially exercisable for 60 days for up to 4,411,764 shares at $3.00 per share, and Series C Common Stock Purchase Warrants (the “Series C Warrants”). The Series C Warrants would only vest and become exercisable to the extent that the investors exercised the Series B Warrants (on the basis of one-half share of the Company’s common stock per Series B Warrant exercised), at an exercise price of $4.00. The Series B overallotment Warrant was previously extended for 21 days and was due to expire on May 23, 2016.

The offer and sale of the securities in the Offering, including the Series A and B Warrants, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-207976), which became effective on December 22, 2015, and Form S-3 MEF (File No. 333- 209895), filed on March 3, 2016. Pursuant to Rule 424(b) under the Securities Act, the Company filed a prospectus supplement in connection with such offering and Amendment No. 1 to the Prospectus Supplement on May 2, 2016. The Company will file Amendment No. 2 to the Prospectus Supplement prior to the issuance of any of the securities disclosed in this Current Report. The Series C Warrants were sold in a concurrent private placement with the Holders also on March 3, 2016.

On May 15, 2016, the Company entered into an agreement with a holder (the “Holder”) of the Company’s existing Series A, B and C Warrants, pursuant to which the Holder agreed to exercise all of the Holder’s Series B Warrants to purchase 4,411,764 shares of Common Stock. In consideration, the Company agreed to reduce the exercise price of the Series B Warrants to $0.96 per share, the Company’s closing price on the prior trading day, for gross proceeds of approximately $4,235,000, and agreed to issue new Series D Common Stock Purchase Warrants (the “Series D Warrants”) to purchase up to 2,205,882 shares of Common Stock at an exercise price of $1.00 per share (subject to customary adjustments such as for stock splits and dividends), with an exercise period of five years, commencing six months after issuance.

The Holder’s exercise of the Series B Warrants to purchase 4,411,764 shares of Common Stock triggered the existing outstanding Series C Warrants to become vested and exercisable for up to 2,205,882 shares of Common Stock. The Company agreed to reset the exercise price of the Series A and Series C Warrants to $1.00 per share.

In connection with the Offering and the concurrent private placement, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price and warrants exercisable for 5% of the aggregate number of shares of Common Stock sold in the offering, at an exercise price of 125% of the price per share in the offering, with an exercise period of five years, commencing six months after issuance.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series D Warrants by the Company and the Compensation Warrant to the Placement Agent under the Engagement Agreement and the shares of Common Stock issuable upon exercise of the Series D Warrants and the Compensation Warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Exhibit Number	Description

10.1	Form of Letter Purchase Agreement dated May 15, 2016 by and between Northwest Biotherapeutics, Inc. and certain purchasers (1)

10.2	Form of Common Stock Purchase Warrant (1)

10.3	Engagement Agreement, dated May 15, 2016 by and between Northwest Biotherapeutics, Inc. and H.C. Wainwright & Co., LLC, as placement agent (1)

(1) To be filed by amendment.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 16, 2016	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer